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                                                                    EXHIBIT 10-3


              AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         RESOLVED: That the GTE Service Corporation Supplemental Executive Retirement Plan is hereby amended as follows, effective December 31, 1993, and applicable only to Employees (as defined in said Plan) who, on or after December 31, 1993, are actively employed by GTE Service Corporation or by an entity that is aggregated with GTE Service Corporation under Section 414(b) or
(c) of the Internal Revenue Code of 1986, as amended:

               1. Section A of Article III is hereby amended to read as follows:

         "An Employee or former Employee shall be eligible for an Excess Pension or a Supplemental Pension under the Plan if the Employee or former Employee is eligible or has become eligible (or would be eligible if he or she terminated employment with the Company and its affiliates) to receive a Service Pension, a Disability Pension, or a Deferred Vested Pension (as such terms are defined in the Basic Pension Plan) under the Basic Pension Plan. An Employee who is eligible for an Excess Pension or a Supplemental Pension in accordance with the preceding sentence shall have a fully vested and nonforfeitable contractual right to such Excess Pension or Supplemental Pension, which shall be enforceable against GTE Corporation (and any successor to all or substantially all of the business or assets of GTE Corporation). An Employee who is not so eligible for an Excess Pension or a Supplemental Pension shall not have any right to a benefit or payment under the Plan."

               2. Section C of Article V is hereby amended to read as follows:

         "An employee shall have the right, during the 90-day period immediately preceding his or her Pension Commencement Date (as such term is defined in the Basic Pension Plan), to make a separate election with respect to the form in which his or her benefits under the Plan shall be paid and the beneficiary of any benefits payable after his or her death. In the absence of a separate election, his or her benefits hereunder shall be paid in the same form with the same beneficiary, if any, as his or her benefits under the Basic Pension Plan."

               3. Section B of Article VII is hereby amended to read as follows:

         "Except as otherwise provided in this Article VII, the Board in its sole discretion may

               a) amend or terminate the Plan (including without limitation Section C. of this Article VII) at any time, or
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               b)      retroactively or prospectively increase, decrease, or
               terminate eligibility for or the level of benefits under the Plan;

provided that nothing in this Section B. shall authorize any action that eliminates, reduces, or otherwise impairs any benefit that has become nonforfeitable in accordance with Section A. of Article III on or before the date of such action (the "Amendment Date") or any benefit that has become payable on or before the Amendment Date in accordance with Section B. of
Article III (regardless of whether such benefit has actually commenced). The benefits that, in accordance with the proviso at the end of the immediately preceding sentence, may not be eliminated, reduced, or otherwise impaired (sometimes referred to herein as "Minimum Guaranteed Benefits") are

               i) in the case of an Employee, former Employee, or spouse to whom, as of the Amendment Date, payments have commenced under the Plan, the remaining payments to which he or she (or, if applicable, a beneficiary) is entitled under the Plan, and

               ii) in the case of any other Employee or former Employee who has become entitled to a nonforfeitable benefit in accordance with Section A. of Article III on or before the Amendment Date (or who would be so entitled if he or she terminated employment with the Company and its affiliated), and in the case of any other spouse of a deceased Employee who has become entitled to a benefit under Section B. of Article III on or before the Amendment Date, the benefit (including any benefit payable to a beneficiary) based on the Employee's average annual compensation and Remuneration as of the Amendment Date, the Employee's accredited service as of the Amendment Date (including such additional service as may have been approved by the Committee on or before the Amendment Date), any other adjustments and arrangements that may have been approved by the Committee in respect of the Employee, former Employee, or spouse on or before the Amendment Date, and his or her benefit under the Basic Pension Plan to the extent such benefit has accrued as of the Amendment Date.

All Minimum Guaranteed Benefits shall survive any termination or amendment of the Plan, including any amendment of this Section B, or any other action or event. All Minimum Guaranteed Benefits shall continue in full force and effect until they have been fully satisfied; and until such full satisfaction, nothing whatsoever shall deprive any Employee, former Employee, spouse, or beneficiary of any Minimum Guaranteed Benefit or shall relieve GTE Corporation (or any successor to all or substantially all of the business or assets of GTE Corporation) of its obligation to provide Minimum Guaranteed Benefits.

               4. Section C of Article VII is hereby amended by deleting subsection 1 thereof in its entirety and by redesignating subsections 2, 3, 4, 5 and 6 thereof as subsections 1, 2, 3, 4, and 5, respectively.